Exhibit 3.2

SENIOR HOUSING PROPERTIES TRUST

AMENDED AND RESTATED BYLAWS

As Amended and Restated ~~March 14, 2003,~~

~~and as further amended on December 18, 2003,~~

~~and as further amended on March 10, 2004,~~

~~and as further amended on May 30, 2007,and as further amended on March 24,~~November 5, 2008

Table of Contents

ARTICLE I OFFICES.........................................................................................................................................................................		1
Section 1.1.	Principal Office..................................................................................................................................	1
Section 1.2.	Additional Offices.............................................................................................................................	1

ARTICLE II MEETINGS OF SHAREHOLDERS............................................................................................................................		1
Section 2.1.	Place...................................................................................................................................................	1
Section 2.2.	Annual Meeting.................................................................................................................................	1
Section 2.3.	Special Meetings................................................................................................................................	1
Section 2.4.	Notice of Regular or Special Meetings..............................................................................................	1
Section 2.5.	Notice of Adjourned Meetings..........................................................................................................	2
Section 2.6.	Scope of ~~Notice~~Meetings..................................................................................................................	2
Section 2.7.	Organization of Shareholder Meetings..............................................................................................	2
Section 2.8.	Quorum..............................................................................................................................................	3
Section 2.9.	Voting................................................................................................................................................	3
Section 2.10.	Proxies...............................................................................................................................................	4
Section 2.11.	~~Voting Rights~~Record Date.................................................................................................................	4
Section 2.12.	Voting of Shares by Certain Holders.................................................................................................	4
Section 2.13.	Inspectors...........................................................................................................................................	5
Section 2.14.	~~Reports to Shareholders~~....................................................................................................................	~~5~~
~~Section 2.15.~~	Nominations and Other Proposals to be Considered at Meetings of Shareholders...........................	~~5~~5
Section ~~2.15.1.~~ 2.14.1.	Annual Meetings of Shareholders.......................................................................................	6
Section ~~2.15.2.~~ 2.14.2.	Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults....	~~9~~12
Section ~~2.15.3.~~ 2.14.3.	Shareholder Nominations or Other Proposals Requiring ~~Regulatory Notice, Consent or Approval9~~Governmental Action.......................................................................................................	13
Section ~~2.15.4.~~ 2.14.4.	Special Meetings of Shareholders.......................................................................................	~~9~~14
Section ~~2.15.5.~~ 2.14.5.	General................................................................................................................................	~~10~~14
Section ~~2.16.~~2.15.	No Shareholder Actions by Written Consent....................................................................................	~~11~~16
Section ~~2.17.~~2.16.	Voting by Ballot................................................................................................................................	~~11~~16
Section 2.17.	Proposals of Business Which Are Not Proper Matters For Action By Shareholders........................	16

ARTICLE III TRUSTEES...................................................................................................................................................................		~~11~~17
Section 3.1.	General Powers; Qualifications; Trustees Holding Over..................................................................	~~11~~17
Section 3.2.	Independent Trustees and Managing Trustees..................................................................................	~~11~~17
Section 3.3.	~~[Intentionally Omitted.]~~.....................................................................................................................	~~18~~
~~Section 3.4.~~	Number and Tenure...........................................................................................................................	~~12~~18
Section ~~3.5.~~3.4.	Annual and Regular Meetings...........................................................................................................	~~12~~18
Section 3.5.	Special Meetings...............................................................................................................................	18
Section 3.6.	~~Special Meetings~~Notice.....................................................................................................................	~~12~~18
Section 3.7.	~~Notice~~Quorum...................................................................................................................................	~~12~~18
Section 3.8.	~~Quorum~~Voting...................................................................................................................................	~~13~~19
Section 3.9.	~~Voting~~................................................................................................................................................	~~19~~
~~Section 3.10.~~	Telephone Meetings..........................................................................................................................	~~13~~19

Section 3.10.	Action by Written Consent of Trustees.............................................................................................	19
Section 3.11.	~~Informal Action by Trustees~~Waiver of Notice..................................................................................	~~13~~19
Section 3.12.	~~Waiver of Notice~~Vacancies...............................................................................................................	~~13~~19
Section 3.13.	~~Vacancies~~Compensation....................................................................................................................	~~13~~20
Section 3.14.	~~Compensation; Financial Assistance~~.................................................................................................	~~20~~
~~Section 3.14.1.~~	~~Compensation~~....................................................................................................................................	~~20~~
~~Section 3.14.2.~~	~~Financial Assistance to Trustees~~........................................................................................................	~~20~~
~~Section 3.15.~~	Removal of Trustees..........................................................................................................................	~~14~~20
Section 3.15.	Surety Bonds......................................................................................................................................	20
Section 3.16.	~~Loss of Deposits~~Reliance...................................................................................................................	~~14~~20
Section 3.17.	~~Surety Bonds~~......................................................................................................................................	~~21~~
~~Section 3.18.~~	~~Reliance~~..............................................................................................................................................	~~21~~
~~Section 3.19.~~	Interested Trustee Transactions.........................................................................................................	~~15~~21
Section ~~3.20.~~3.18.	Qualifying Shares Not Required........................................................................................................	~~15~~21
Section ~~3.21.~~3.19.	Certain Rights of Trustees, Officers, Employees and Agents...........................................................	~~15~~21
Section ~~3.22.~~3.20.	~~Certain Transactions~~Emergency Provisions......................................................................................	~~15~~21

ARTICLE IV COMMITTEES.............................................................................................................................................................		~~15~~21
Section 4.1.	Number; Tenure and Qualifications...................................................................................................	~~15~~21
Section 4.2.	Powers................................................................................................................................................	~~15~~22
Section 4.3.	Meetings.............................................................................................................................................	~~16~~22
Section 4.4.	Telephone Meetings...........................................................................................................................	~~16~~22
Section 4.5.	~~Informal~~ Action by Written Consent of Committees..........................................................................	~~16~~22
Section 4.6.	Vacancies...........................................................................................................................................	~~16~~23

ARTICLE V OFFICERS.....................................................................................................................................................................		~~17~~23
Section 5.1.	General Provisions.............................................................................................................................	~~17~~23
Section 5.2.	Removal and Resignation..................................................................................................................	~~17~~23
Section 5.3.	Vacancies...........................................................................................................................................	~~17~~23
Section 5.4.	Chief Executive Officer.....................................................................................................................	~~17~~23
Section 5.5.	Chief Operating Officer.....................................................................................................................	~~17~~24
Section 5.6.	Chief Financial Officer......................................................................................................................	~~18~~24
Section 5.7.	Chairman and Vice Chairman of the Board.......................................................................................	~~18~~24
Section 5.8.	President.............................................................................................................................................	~~18~~24
Section 5.9.	Vice Presidents...................................................................................................................................	~~18~~24
Section 5.10.	Secretary............................................................................................................................................	~~18~~24
Section 5.11.	Treasurer............................................................................................................................................	~~18~~25
Section 5.12.	Assistant Secretaries and Assistant Treasurers..................................................................................	~~19~~25

ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS................................................................................................		~~19~~25
Section 6.1.	Contracts............................................................................................................................................	~~19~~25
Section 6.2.	Checks and Drafts..............................................................................................................................	~~19~~25
Section 6.3.	Deposits.............................................................................................................................................	~~19~~25

ARTICLE VII SHARES......................................................................................................................................................................		~~19~~26
Section 7.1.	Certificates.........................................................................................................................................	~~19~~26
Section 7.2.	Transfers............................................................................................................................................	~~20~~26
Section 7.3.	~~Replacement~~Lost Certificates............................................................................................................	~~20~~ 26
Section 7.4.	Closing of Transfer Books or Fixing of Record Date........................................................................	~~20~~27

ii

Section 7.5.	Share Ledger......................................................................................................................................	~~21~~27
Section 7.6.	Fractional Shares; Issuance of Units..................................................................................................	~~21~~27

ARTICLE VIII REGULATORY COMPLIANCE AND DISCLOSURE..........................................................................................		28

Section 8.1.	Actions Requiring Regulatory Compliance Implicating the Trust....................................................	28
Section 8.2.	Compliance With Law.......................................................................................................................	29
Section 8.3.	Limitation on Voting Shares or Proxies............................................................................................	29
Section 8.4.	Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies............	29
Section 8.5.	Board of Trustees’ Determinations....................................................................................................	29

ARTICLE IX FISCAL YEAR.............................................................................................................................................................		~~21~~30

~~ARTICLE IX DISTRIBUTIONS~~........................................................................................................................................................		~~30~~
Section 9.1.	~~Authorization~~Fiscal Year...................................................................................................................	~~21~~30
~~Section 9.2.~~	~~Contingencies~~....................................................................................................................................	~~30~~

ARTICLE X ~~SEAL~~ DIVIDENDS AND OTHER DISTRIBUTIONS................................................................................................		~~22~~30
Section 10.1.	Dividends and Other Distributions....................................................................................................	30

ARTICLE XI SEAL............................................................................................................................................................................		30
Section 11.1.	Seal....................................................................................................................................................	~~22~~30
Section ~~10.2.~~11.2.	Affixing Seal......................................................................................................................................	~~22~~30

~~ARTICLE XI INDEMNIFICATION AND ADVANCE OF EXPENSES~~.........................................................................................		~~30~~

ARTICLE XII WAIVER OF NOTICE...............................................................................................................................................		~~23~~31
Section 12.1.	Waiver of Notice................................................................................................................................	31

ARTICLE XIII ~~THE ADVISOR~~ AMENDMENT OF BYLAWS......................................................................................................		~~23~~33
Section 13.1.	~~Employment~~Amendment of ~~Advisor~~Bylaws.....................................................................................	~~23~~33
~~Section 13.2.~~	~~Other Activities of Advisor~~...............................................................................................................	~~33~~

ARTICLE XIV ~~AMENDMENT OF BYLAWS~~.................................................................................................................................		~~33~~

~~ARTICLE XV~~ MISCELLANEOUS....................................................................................................................................................		~~25~~33
Section ~~15.1.~~14.1.	References to Declaration of Trust....................................................................................................	~~25~~33
Section ~~15.2.~~14.2.	Costs and Expenses...........................................................................................................................	33
Section 14.3.	Ratification........................................................................................................................................	33
Section 14.4.	Ambiguity..........................................................................................................................................	34
Section 14.5.	Inspection of Bylaws..........................................................................................................................	~~25~~34
Section ~~15.3.~~14.6.	Election to be Subject to Part of Title 3, Subtitle 8...........................................................................	~~25~~34
Section 14.7.	Special Voting Provisions relating to Control Shares.......................................................................	34

iii

SENIOR HOUSING PROPERTIES TRUST

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1.            Principal Office.  The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.2.            Additional Offices.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1.            Place.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place ~~within the United States~~ as is designated by the Trustees or the chairman of the board or president~~, given either before or after the meeting and filed with the secretary of the Trust~~.

Section 2.2.            Annual Meeting.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held ~~within six months after the end of each fiscal year~~at such times as the Trustees may designate.  Failure to hold an annual meeting does not invalidate the Trust~~’~~'s existence or affect any otherwise valid acts of the Trust.

Section 2.3.            Special Meetings.  Special meetings of shareholders may be called only by a majority of the Trustees then in office.  If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees~~.  No business shall be transacted by the shareholders at a special meeting other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trustees (or any duly authorized committee thereof) or (b) otherwise properly brought before the shareholders by or at the direction of the~~ for the purpose of electing Trustees.

Section 2.4.            Notice of Regular or Special Meetings.  Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, either personally or by sending a copy thereof by mail, ~~telegraph or telecopier, charges~~postage prepaid, to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated, or by electronic transmission, including facsimile transmission, to any address or number of such shareholder at which the shareholder receives electronic transmissions.  If mailed, such notice shall be deemed to be given once deposited in the U.S.  mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.  It shall be the duty of the secretary to give notice of each ~~Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held.  Whenever an officer has been duly requested by the Trustees to call a special~~ meeting of the shareholders~~, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request, and to give notice of such special meeting within ten (10) days after receipt of such request~~.

Section 2.5.            Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken~~, except that when a meeting is adjourned for more than 120 days after the original record date, notice of the adjourned meeting shall be given as in the case of an original meeting~~.

Section 2.6.            Scope of ~~Notice~~Meetings.  ~~No~~Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the shareholders by or at the direction of the Board of Trustees.

Section 2.7.            Organization of Shareholder Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of ~~rank and~~ seniority or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy.  The secretary ~~or, in the secretary’s absence~~, an assistant secretary or~~, in the absence of both the secretary and any and all assistant secretaries,~~ a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants;

(e) maintaining order and security at the meeting; (f) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; ~~and~~ (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8.            Quorum.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the ~~shareholders entitled to vote at such meeting, present in person or by proxy,~~chairperson of the meeting shall have the power to adjourn the meeting from time to time ~~to a date not more than 120 days after the original record date.~~without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9.            Voting.

(a)           With regard to election of a Trustee, and except as may be mandated by applicable law or the listing requirements of the principal exchange on which the Trust’s common shares are ~~traded,~~listed: (i) a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in an uncontested election; and (ii) a majority of all the shares entitled to vote at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in a contested election (which, for purposes of these Bylaws, is an election at which the number of nominees exceeds the number of Trustees to be elected at the meeting).  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.

(b)           With regard to any other matter which may properly come before a meeting of shareholders duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the Trust~~’~~’s common shares are ~~traded~~listed or by a specific provision of the Declaration of Trust, (i) if such matter is approved by at least ~~seventy-five percent (~~75%~~)~~ of the Trustees then in office, including ~~seventy-five percent (~~75%~~)~~ of the Independent Trustees then in office, a majority of all the votes cast at the meeting shall be ~~sufficient~~required to approve such matter; and (ii) if such matter is not approved by at least ~~seventy-five percent (~~75%~~)~~ of the Trustees then in office, including ~~seventy-five percent (~~75%~~)~~ of the Independent Trustees then in office, ~~seventy-five percent (~~75%~~)~~ of all the shares entitled to vote at the meeting shall be ~~sufficient~~required to approve such matter.

Section 2.10.          Proxies.  A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to the Trust~~’~~’s shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the ~~secretary of the meeting, unless inspectors of election are appointed pursuant to Section 2.13, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.~~chairperson of the meeting, subject to Section 2.13.

Section 2.11.          ~~Voting Rights~~Record Date.  The Board of Trustees ~~shall~~may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders.  If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote ~~stand~~are recorded on the share records of the Trust at the opening of business on the day of any meeting of shareholders shall be entitled to vote at such meeting.

Section 2.12.          Voting of Shares by Certain Holders.  Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing bo~~ar~~dy of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

~~Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.~~

~~The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of~~

~~shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.~~

~~Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.~~

Section 2.13.          Inspectors.

(a)           ~~.  At~~Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting ~~based upon their determination of~~, in person or by proxy and the validity and effect of proxies, ~~count~~(ii) receive and tabulate all votes, ballots or consents, (iii) report ~~the results~~such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election ~~and~~or voting at the meeting.

(b)           Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be ~~primafacie~~prima facie evidence thereof.

~~Section 2.14.          Reports to Shareholders.  The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year containing financial statements of the Trust, accompanied by the report of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.  Within the earlier of twenty (20) days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.~~

Section 2.14.          ~~Section 2.15.~~ Nominations and Other Proposals to be Considered at Meetings of Shareholders~~.~~ .  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at ~~an annual or special meeting~~meetings of shareholders may be properly brought before the meeting only as set forth in this Section ~~2.15.~~ 2.14.  All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section ~~2.15~~2.14 (including, without limitation, judgments ~~as to whether any matter or thing is satisfactory to the Board of Trustees~~ and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.14.1.                      ~~Section 2.15.1.~~          Annual Meetings of Shareholders.

(a)           Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Trust~~’~~’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees or (ii) by any shareholder of the Trust who (A) is a shareholder of record ~~both~~ at the time of giving ~~of~~the notice ~~by the shareholder~~ provided for in this Section ~~2.15.1~~2.14.1 through and ~~at~~including the time of the annual meeting~~, who~~ (including any adjournment or postponement thereof), (B) is entitled to make nominations or propose other business and to vote at the meeting on such election, or the proposal for other business, as the case may be, ~~and who complies with this Section 2.15.~~ (C) complies with the notice procedures set forth in this Section 2.14 as to such nomination or other business and (D) has submitted the nomination or proposal of other business to the Board of Trustees in accordance with the requirements set forth in the Declaration of Trust.  Section 2.14.1(a)(ii) shall be the exclusive means for a shareholder to make nominations or propose other business before an annual meeting of shareholders, except to the extent of matters which are required to be presented to shareholders by applicable law which have been properly presented in accordance with the requirements of such law.

(b)           For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to Section ~~2.15.1~~2.14.1(a)(ii), the shareholder ~~must~~shall have given timely notice thereof in writing to the secretary of the Trust in accordance with this Section 2.14 and such other business ~~must~~shall otherwise be a proper matter for action by shareholders.  To be timely, a shareholder~~’~~’s notice shall set forth all information required under this Section ~~2.15~~2.14 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the ~~90~~120th day nor earlier than the ~~120~~150th day prior to the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting ; provided, however, that in the event that the date of the proxy statement for the annual meeting is ~~advanced or delayed by~~ more than 30 days ~~from~~earlier than the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting, notice by the shareholder to be timely ~~must~~shall be so delivered not ~~earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting and not~~ later than 5:00 p.m. (Eastern Time) on ~~the later of: (i) the 90th day prior to the date of such annual meeting or (ii)~~ the 10th day following the earlier of the day on which (i) notice of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of such meeting is first made by the Trust.  Notwithstanding the foregoing sentence, with respect to the annual meeting to be held in calendar year 2009, to be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on December 31, 2008 nor earlier than December 1, 2008.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder~~’~~’s notice as described above.   No shareholder may give a notice to the secretary described in this Section ~~2.15.1~~2.14.1(b) unless such shareholder holds a certificate for all shares of beneficial interest of the Trust owned by such shareholder, and a copy of each such certificate shall accompany such shareholder~~’~~’s notice to the secretary in order for such notice to be effective.

                A shareholder~~’~~'s notice shall set forth:

(A)          as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (a ~~“~~"Proposed Nominee~~”~~") and any Proposed Nominee Associated Person (as defined ~~below~~in Section 2.14.1(d)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 3.2) or a Managing Trustee (as defined in Section 3.2) and a description of such Proposed Nominee~~’~~’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all purchases and sales of securities of the Trust by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all Derivative Transactions (as defined in Section 2.14.1(d)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(d)) if such Proposed Nominee or Proposed Nominee Associated Person were a Trustee of the Trust or the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of the Trust at the time of the transactions, (7) any performance related fees (other than an asset based fee) that such Proposed Nominee or such Proposed Nominee Associated Person is entitled to based on any increase or decrease in the value of shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (8) any proportionate interest in shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, Proposed Nominee Associated Person, or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) (and any successor regulation), if the shareholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (10) any rights to dividends on the shares of the Trust owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying shares of the Trust, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of beneficial interest of the Trust and who supports the Proposed Nominee for election or reelection as a Trustee, (~~8~~12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to ~~Regulation~~Section 14~~A~~ (or any successor provision) ~~under~~of the Securities Exchange Act of 1934, as amended (the ~~“~~"Exchange Act~~”) and (9~~"), and the rules and regulations promulgated thereunder and (13) such Proposed Nominee~~’~~'s notarized written consent to being named in the shareholder’s proxy statement as a nominee and to serving as a Trustee if elected;

(B)           as to any other business that the shareholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined ~~below~~in Section 2.14.1(d)), including any anticipated benefit to such shareholder or any Shareholder Associated Person therefrom ~~and (3~~, (3) a description of all agreements, arrangements and understandings between such shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

(C)           as to the shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of the Trust ~~which~~that are owned of record by such shareholder or by such Shareholder Associated Person, if any, ~~and~~ (2) the class, series and number of, and the nominee holder for, ~~all shares owned~~any shares of beneficial interests of the Trust that are owned, directly or indirectly, beneficially but not of record by such shareholder or by such Shareholder Associated Person, if any, (3) with respect to the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition and (4)

all information relating to such shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(D)          as to the shareholder giving the notice and any Shareholder Associated Person ~~covered by clause (B) or (C) above in this Section 2.15.1(b)~~, (1) the name and address of such shareholder, as they appear on the Trust~~’~~’s share ledger and the current name and address, if different, of such shareholder and Shareholder Associated Person and (2) the investment strategy or objective, if any, of such shareholder or Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder or Shareholder Associated Person;

(E)           as to the shareholder giving the notice and any Shareholder Associated Person ~~covered by clause (B) or (C) above in this Section 2.15.1(b)~~, (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved ~~and~~, (2) a description of all Derivative Transactions by such shareholder or Shareholder Associated Person during the previous ~~twelve (12)~~24 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such shareholder or Shareholder Associated Person would be required to report on an Insider Report if such shareholder or Shareholder Associated Person were a Trustee of the Trust or the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of the Trust at the time of the transactions, (3) any performance related fees (other than an asset based fee) that such shareholder or Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative

Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or Shareholder Associated Person ‘s immediate family sharing the same household with such shareholder or Shareholder Associated Person, (4) any proportionate interest in shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the shares of the Trust owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Trust; ~~and~~

(F)                                 to the extent known by the shareholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business ~~on the date of such shareholder’s notice.~~; and

(G)                                if more than one class or series of beneficial interest in the Trust is outstanding, the class and series of beneficial interest of the Trust entitled to vote for such Proposed Nominee and/or shareholder’s proposal, as applicable.

(c)           Notwithstanding anything in the second sentence of Section ~~2.15.1~~2.14.1(b) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least ~~100~~130 days prior to the first anniversary of the date of the proxy statement for the preceding year~~’~~’s annual meeting, a shareholder~~’~~'s notice required by this Section ~~2.15.1~~2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(d)           For purposes of this Section ~~2.15,~~2.14, (i) ~~“~~“Shareholder Associated Person~~”~~" of any shareholder shall mean (A) any person ~~controlling, directly or indirectly, or~~ acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; (ii) ~~“~~"Proposed Nominee Associated

Person~~”~~" of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) ~~“~~"Derivative Transaction~~”~~" by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise; and (iv) ~~“~~"Insider Report~~”~~" shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee of the Trust or who is directly or indirectly the beneficial owner of more than ~~ten percent (~~10%~~)~~ of the shares of the Trust.

Section 2.14.2.                 ~~Section 2.15.2.~~   Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as ~~or prior to~~ the submission of any shareholder nomination or proposal of other business to be considered at ~~an annual or special~~a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.14.5(c)) of the Trust  to be in breach of any covenant of the Trust or any subsidiary of the Trust or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing ~~or proposed~~ debt instrument~~,~~ or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the proponent shareholder or shareholders ~~must~~shall submit to the secretary ~~of the Trust~~ at the principal executive offices of the Trust (a) evidence satisfactory to the Board of Trustees of the lender~~’~~'s or contracting party~~’~~'s willingness to waive the breach of covenant or default or (b) a detailed plan for repayment of the indebtedness to the lender or c~~o~~ur~~rect~~ing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds ~~to be used in the repayment~~, which plan must be satisfactory to the Board of Trustees in its discretion~~.~~ , and evidence of the availability to the Trust of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to the Trust, as determined by the Board of Trustees in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Trust without the approval of the lenders; accordingly, a shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the banks or by evidence satisfactory to the Board of Trustees of the availability of funding to the Trust to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Trust as the existing credit facility.~~Section 2.15.3.~~

Section 2.14.3.                 ~~Section 2.15.3.~~   Shareholder Nominations or ~~Proposals Requiring Regulatory Notice, Consent or Approval~~Other Proposals Requiring Governmental Action.  ~~At the same time or prior to the~~If (a) submission of any shareholder ~~nominations or proposal of~~nomination or proposal of other business to be considered at ~~an annual or special~~a shareholders meeting that~~, if approved,~~ could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, the proponent shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent ~~or~~, approval or other action of any federal, state, municipal or other ~~regulatory body, the proponent shareholder or shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (a~~governmental or regulatory body (a “Governmental Action”) or (b) such shareholder’s ownership of shares of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting, the proponent shareholder or shareholders shall submit to the secretary at the principal executive offices of the Trust (x) evidence satisfactory to the Board of Trustees that any and all ~~required notices, consents or approvals have~~Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or ~~other requirements or (b) a plan, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election~~ other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Trustees in its discretion.   As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of its voting securities.  Accordingly, a shareholder who seeks to exercise proxies for a nomination or a proposal affecting the governance of the Trust shall obtain any applicable approvals from the Indiana insurance regulatory authorities prior to exercising such proxies.  Similarly, as a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust owns healthcare facilities in various states; such facilities are governed by and subject to the regulatory and licensing requirements of the state in which such facility is located.  The licensing terms or regulatory regime of certain states with jurisdiction over the Trust may require that certain consents or approvals be obtained prior to the Trust considering or implementing certain actions, including potentially requiring that a Proposed Nominee obtain regulatory approval or consent prior to being nominated for or elected as a Trustee.  Accordingly, a shareholder nomination or shareholder proposal that, if approved, would require the Trust to obtain the consent or approval of a state authority due to the fact that the Trust owns licensed healthcare facilities in such state, shall be accompanied by evidence that the shareholder or

Proposed Nominee has either secured the required approvals or consents from all applicable state regulatory authorities or if such required approvals have not been obtained, then the shareholder nomination or other proposal shall be accompanied by a copy of any applications or forms required to be completed by the Proposed Nominee or shareholder as submitted or to be submitted to the applicable state authorities so that the Board of Trustees may determine the likelihood that the shareholder or the Proposed Nominee, as applicable, will receive any such required approval.

Section 2.14.4.                 ~~Section 2.15.4.~~   Special Meetings of Shareholders.  As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust~~’~~'s notice of meeting shall be conducted at a special meeting of shareholders.  Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust~~’~~'s notice of meeting; (b) otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section ~~2.15.4~~2.14.4 through and ~~at~~including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures set forth in this Section ~~2.15.4.~~ 2.14.4.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one ~~(1)~~ or more Trustees to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice contains the information required by Section ~~2.15.1(b)~~2.14 and the shareholder has given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust.  To be timely, a shareholder’s notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the ~~120~~150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the ~~90~~120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.14.5.               ~~Section 2.15.5.~~   General.

(a)           If information submitted pursuant to this Section ~~2.15~~2.14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section ~~2.15.~~2.14.  Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the secretary of the Trust or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three business days ~~of delivery of~~after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her or its ~~sole~~ discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section ~~2.15 and (ii~~2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Trustees or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section ~~2.15~~2.14 as of an earlier date.  If a shareholder fails to provide such written verification, information or ~~such written~~ update within such period, the secretary or any other authorized officer or the Board of Trustees ~~or any committee thereof~~ may treat the information ~~as to~~ which ~~written~~was previously provided and to which the verification ~~or written~~, request or update ~~was requested~~relates as not having been provided in accordance with this Section ~~2.15.  Nothing in this Section 2.15.5(a) shall require~~2.14; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a shareholder pursuant to this Section 2.14.  It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in its, his or her discretion.

(b)           Only such individuals who are nominated in accordance with this Section ~~2.15~~2.14 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section ~~2.15.~~ 2.14.  The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section ~~2.15~~2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section ~~2.15,~~2.14, to declare that such defective nomination or proposal be disregarded.

(c)           For purposes of this Section ~~2.15, “~~2.14: (i) “public announcement~~”~~“ shall mean disclosure in (~~i~~A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (~~ii~~B) a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act; and (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

(d)           Notwithstanding the foregoing provisions of this Section ~~2.15,~~2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section ~~2.15.~~ 2.14.  Nothing in this Section ~~2.15~~2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust~~’~~’s proxy statement, except as may be required by law.

(e)           The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form (the ~~“~~"Agreement~~”~~") determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust (the ~~“~~"Code of Business Conduct~~”~~") or may differ from or supplement the Code of Business Conduct.

(f)         Determinations required or permitted to be made under this Section 2.14 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.

Section 2.15.       ~~Section 2.16.~~ No Shareholder Actions by Written Consent.  Shareholders shall not be authorized or permitted to take any action required or permitted to be taken at a meeting of shareholders by written consent, and may take such action only at ~~an annual or special~~shareholders meeting ~~as provided by Maryland law,~~of the ~~Declaration of~~ Trust ~~and hereby~~.

Section 2.16.       ~~Section 2.17.~~ Voting by Ballot.  Voting on any question or in any election may be ~~viva~~voice vo~~c~~te unless the ~~presiding officer~~chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.17.       Proposals of Business Which Are Not Proper Matters For Action By Shareholders.  Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the Trust’s shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote.  The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.17, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

TRUSTEES

Section 3.1.            General Powers; Qualifications; Trustees Holding Over.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least ~~twenty-one (~~21~~)~~ years of age who is not under legal disability.  To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries, (b) not have been convicted of a felony and (c) meet the qualifications of an Independent Trustee or a Managing Trustee, each as defined in Section 3.2, as the case may be, depending upon the position for which such individual may be nominated and elected.  In case of failure to elect Trustees at an annual meeting of the shareholders, the incumbent Trustees ~~holding~~shall hold over ~~shall~~and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify.

Section 3.2.            Independent Trustees and Managing Trustees.  A majority of the Trustees holding office shall at all times be Independent Trustees ~~(as defined below)~~; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which ~~must~~shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable.  An ~~“~~"Independent Trustee~~”~~" is one who is not an employee of the Advisor (as defined in the Declaration of Trust), who is not involved in the Trust~~’~~’s day~~-~~ to~~-~~ day activities, who meets the qualifications of an independent trustee under the Declaration of Trust and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Trustees) under the applicable rules of each ~~National Securities Exchange~~stock exchange upon which shares of the Trust are listed for trading and the Securities and Exchange Commission, as those requirements may be amended from time to time.  If the number of Trustees, at any time, is set at less than five ~~(5)~~, at least one ~~(1)~~ Trustee shall be a Managing Trustee.  So long as the number of Trustees shall be five ~~(5)~~ or greater, at least two ~~(2)~~  Trustees shall be Managing Trustees.  ~~“~~"Managing Trustees~~”~~" shall mean Trustees who are not Independent Trustees and who have been employees of the Advisor or involved in the day to day activities of the Trust for at least one ~~(1)~~ year prior to their election.  If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.  If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under this Section 3.2, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

~~Section 3.3.            [Intentionally Omitted.]~~

Section 3.3.            ~~Section 3.4.~~ Number and Tenure.  Pursuant to the Articles Supplementary accepted for record by the State Department of Assessments and Taxation (the ~~“~~"SDAT~~”~~") as of May 11, 2000, the number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Trustees~~,~~; provided however that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.  The number of Trustees shall be five ~~(5)~~ until increased or decreased by the Board of Trustees.

                The Board of Trustees shall be classified into three groups: Group I, Group II and Group III.  A majority of the entire Board of Trustees shall designate the Group of which each Trustee shall be a member.

Section 3.4.            ~~Section 3.5.~~ Annual and Regular Meetings.  An annual meeting of the Trustees shall be held immediately after ~~and at the same place as~~ the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The time and place of the annual meeting of the Trustees may be changed by the Board of Trustees.  The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.  In the event any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.5.            ~~Section 3.6.~~ Special Meetings.  Special meetings of the Trustees may be called at any time by ~~the chairman of the board,~~ any Managing Trustee ~~or~~, the president ~~and shall be called by~~or pursuant to the request of any two ~~(2)~~ Trustees then in office.  The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 3.6.            ~~Section 3.7.~~ Notice.  Notice of any special meeting shall be given by written notice delivered personally~~, telegraphed, delivered~~ or by electronic mail, telephoned, facsimile~~-~~ transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, ~~telegraphed,~~ telephoned, facsimile~~-~~ transmitted or electronically mailed notices shall be given at least ~~twenty-four (~~24~~)~~ hours prior to the meeting.  Notice by mail shall be deposited in the U.S.  mail at least ~~seventy-two (~~72~~)~~ hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S.  mail properly addressed, with postage thereon prepaid.  ~~If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.~~  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile~~-~~ transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer~~-~~ back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7.            ~~Section 3.8.~~ Quorum.  A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum for that action ~~must~~shall also include a majority of such group.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of ~~enough Trustees to leave less than a quorum.~~a number of Trustees resulting in less than a quorum then being present at the meeting.

Section 3.8.            ~~Section 3.9.~~ Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.9.            ~~Section 3.10.~~ Telephone Meetings.  Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

Section 3.10.          ~~Section 3.11. Informal~~ Action by Written Consent of Trustees.  Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 3.11.          ~~Section 3.12.~~ Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present ~~signs a written waiver of~~waives notice, ~~a consent~~consents to the holding of such meeting or ~~an approval of~~approves the minutes thereof.  ~~All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.~~

Section 3.12.          ~~Section 3.13.~~ Vacancies.  Pursuant to the Articles Supplementary accepted for record by the SDAT as of May ~~11,~~16, 2000, if for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three ~~(3)~~ Trustees remain).  Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum.  Any Trustee elected to fill a vacancy, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any

Trustee, shall hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

~~The number of Trustees in Group I shall be two (2), the number of Trustees in Group II shall be two (2), and the number of Trustees in Group III shall be one (1) (each of Group I, Group II and Group III being referred to herein as a “Group”).  A majority of the entire Board of Trustees shall designate the Group of which each Trustee shall be a member, subject to the limitations contained in Section 5.2.2 of the Declaration of Trust.  In the event the Trustees reduce the size of the Board of Trustees, the majority of the entire Board of Trustees shall reduce the size of one or more Group or Groups by the aggregate reduction in the number of the Trustees, subject to the limitations contained in Section 5.2.2 of the Declaration of Trust.~~

~~Section 3.14.          Compensation; Financial Assistance.~~

Section 3.13.          ~~Section 3.14.1.~~       Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustee.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Advisor, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

~~Section 3.14.2.           Financial Assistance to Trustees.  The Trust may lend money to, guarantee an obligation of or otherwise assist a Trustee or a trustee of its direct or indirect subsidiary.  The loan, guarantee or other assistance may be with or without interest, unsecured or secured in any manner that the Board of Trustees approves, including by a pledge of shares.~~

Section 3.14.          ~~Section 3.15.~~ Removal of Trustees~~.  The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.~~

~~Section 3.16.          Loss of Deposits.  No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or shares have been deposited.~~.  A Trustee may be removed at any time with or without cause by the affirmative vote either of all the remaining Trustees or, at a meeting of the shareholders properly called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares of the Trust then outstanding and entitled to vote generally in the election of Trustees.

Section 3.15.          ~~Section 3.17.~~ Surety Bonds.  Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16.          ~~Section 3.18.~~ Reliance.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be ~~fully justified and~~

~~protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees~~entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Advisor, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.17.          ~~Section 3.19.~~ Interested Trustee Transactions.  Section 2-419 of the Maryland General Corporation Law ~~(the “MGCL”)~~ shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.18.          ~~Section 3.20.~~ Qualifying Shares Not Required.  Trustees need not be shareholders of the Trust .

Section 3.19.          ~~Section 3.21.~~ Certain Rights of Trustees, Officers, Employees and Agents.  ~~The~~A Trustee~~s~~ shall have no responsibility to devote ~~their~~his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

~~Section 3.22.          Certain Transactions.  Notwithstanding any other provision in the Bylaws, no determination shall be made by the Trustees nor shall any transaction be entered into by the Trust that would cause any shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.~~

Section 3.20.                Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.20 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE IV

COMMITTEES

Section 4.1.            Number; Tenure and Qualifications.  The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each of th~~o~~ese committees shall be composed of three ~~of~~or more Trustees, to serve at the pleasure of the Board of Trustees.  The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one of which shall be a Trustee, to serve at the pleasure of the Board of Trustees.  The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each ~~such~~ committee.  The Board of Trustees may also adopt a charter with respect to other committees ~~of the Board of Trustees~~.

Section 4.2.            Powers.  The Trustees may delegate any of the powers of the Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law.  In the event that a charter has been adopted with respect to a committee composed solely of Trustees, ~~such~~the charter shall constitute a delegation by the Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of ~~such~~a committee provided in ~~such~~the ~~C~~charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

Section 4.3.            Meetings.  ~~In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.~~  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  One-third, but not less than one, of the members of any committee shall be present in person at any meeting of ~~such~~a committee in order to constitute a quorum for the transaction of business at ~~such~~a meeting, and the act of a majority present at a meeting at the time of ~~such~~a vote if a quorum is then present shall be the act of ~~such~~a committee.  The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and ~~such~~the chairman or, in the absence of a chairman, a majority of any ~~two members of any~~ committee ~~(if there are at least two members of the committee)~~ may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any ~~such~~ committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of ~~such~~ absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall periodically report ~~the same to the Board of Trustees at the next regularly scheduled meeting of~~its activities to the full Board of Trustees and, except as otherwise provided by law or under the rules of the Securities and Exchange Commission and applicable stock exchanges on which the Trust~~’~~'s shares are ~~traded~~listed, any action by ~~the~~any committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.4.            Telephone Meetings.  Members of a committee ~~of the Trustees~~ may participate in a meeting by means of a conference telephone or similar communications equipment ~~if all persons participating in the meeting can hear each other at the same time.  Participation~~and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5.            ~~Informal~~ Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by ~~each member~~a majority of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.6.            Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1.            General Provisions.  The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices, except president and vice president, may be held by the same person.  In their discretion, the Trustees may leave unfilled any office except that of president and secretary.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2.            Removal and Resignation.  Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but ~~such~~the removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chairman of the board, the president or the secretary.  Any resignation shall take effect at any ~~time subsequent to the~~ time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  ~~Such~~A resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3.            Vacancies.  A vacancy in any office may be filled by the Trustees for the balance of the term.

Section 5.4.            Chief Executive Officer.  The Trustees may designate a chief executive officer from among the Trustees or elected officers.  The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust.  In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Board of Trustees at which he shall be present.  ~~The~~In the absence of a different designation, the Managing Trustees, or any of them, ~~may be designated to~~shall function as the chief executive officer of the Trust.

Section 5.5.            Chief Operating Officer.  The Trustees may designate a chief operating officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

Section 5.6.            Chief Financial Officer.  The Trustees may designate a chief financial officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

Section 5.7.            Chairman and Vice Chairman of the Board.  The chairman of the board, if any, ~~shall in general oversee all of the business and affairs of the Trust.  In the absence of the chairman of the board, the vice chairman of the board, if any, shall preside at such meetings at which he shall be present.  The chairman and the vice chairman of the board, if any, may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.  The chairman of the board~~ and the vice chairman of the board, if any, shall perform such ~~other~~ duties as may be assigned to him, her or them by the Trustees.  In the absence of a chairman and vice chairman of the board or if none are appointed, the Managing Trustees, or ~~either~~any of them, shall ~~perform all duties and have all power and authority assigned to the chairman under these Bylaws~~preside at meetings of the Board of Trustees.

Section 5.8.            President.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed~~;~~, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Trustees ~~from time to time~~.

Section 5.9.            Vice Presidents.  In the absence or unavailability of the president ~~or in the event of a vacancy in such office~~, the vice president (or in the event there be more than one vice president, ~~the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election~~any vice president) shall perform the duties of the president and when so acting shall have all the powers of ~~and be subject to all the restrictions upon~~ the president; and shall perform such other duties as from time to time may be assigned to him or her by the president, the chief executive officer or by the Trustees.  The Trustees may designate one or more vice presidents as executive vice presidents, senior vice presidents or as vice presidents for particular areas of responsibility.

Section 5.10.          Secretary.  The secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; (d) ~~keep a register of the post office address of each shareholder which~~

~~shall be furnished to the secretary by such shareholder; (e) maintain at the principal office of the Trust~~maintain a share register, showing the ownership and transfers of ownership of all shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and (~~f~~e) in general perform such other duties as from time to time may be assigned to ~~him~~the secretary by the chief executive officer~~, the president~~ or the Trustees.

Section 5.11.          Treasurer.  The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be ~~designated~~authorized by the Trustees.~~He shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.~~  The treasurer shall also have such other responsibilities as may be assigned to him or her by the chief executive officer or the Trustees.

Section 5.12.          Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the ~~president or the Trustees.  The assistant treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to~~chief executive officer or the Trustees.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1.            Contracts.  The Board of Trustees may authorize any Trustee, officer or agent (including the Advisor or any officer of the Advisor) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by ~~one or more of the Trustees or by~~ an authorized ~~person~~Trustee, officer or agent shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

Section 6.2.            Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the treasurer, the chief executive officer or ~~by~~ the Trustees.

Section 6.3.            Deposits.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the treasurer, the chief executive officer or the Trustees may designate.

ARTICLE VII

SHARES

Section 7.1.            Certificates.  ~~At the election of the Trust, ownership~~Ownership of shares of any class of shares of beneficial ownership of the Trust~~, may~~ shall be evidenced by certificates, or at the election of a shareholder in book entry form.  Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust.  The signatures may be either manual or facsimile.  Certificates~~, if any,~~ shall be consecutively numbered~~;~~ and if the Trust shall from time to time issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued~~.  There shall be filed with each transfer agent a copy of the form of certificate, if any, as approved by the Trustees, certified by the chairman, president or secretary, and such form shall continue to be used unless and until the Trustees approve some other form.  Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information~~.

Section 7.2.            Transfers.

(a)           Shares of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws.  Certificates~~, if any,~~ shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation~~.  Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books~~.

(b)           The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in these Bylaws or by the laws of the State of Maryland.

~~(c)           Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.~~

Section 7.3.            ~~Replacement Certificate~~Lost Certificates.  ~~Any~~For shares evidenced by certificates, any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in ~~his~~such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner~~’~~'s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4.            Closing of Transfer Books or Fixing of Record Date.

(a)           The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)           In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than ~~twenty (~~20~~)~~ days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ~~ten (~~10~~)~~ days before the date of such meeting.

(c)           If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

(d)           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5.            Share Ledger.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 7.6.            Fractional Shares; Issuance of Units.  The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

REGULATORY COMPLIANCE AND DISCLOSURE

Section 8.1.        Actions Requiring Regulatory Compliance Implicating the Trust.  If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE VIII, as defined in Section 2.14.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of the Trust by not later than the 10th day after triggering such requirement or regulation referred to in this Section 8.1, then any shares of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in Article VII of the Declaration of Trust and be subject to the provisions of Article VII of the Declaration of Trust and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect.  Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust.

As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of the Trust’s voting securities.  Accordingly, if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of the Trust’s shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing 10% or more of the Trust’s voting securities will, subject to Section 8.3, be void and of no further force or effect.

As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust owns healthcare facilities in various states which are subject to state regulatory and licensing requirements in each such state.  Under the licensing terms or regulatory regime of certain states with jurisdiction over the Trust, a shareholder which acquires a controlling equity position in the Trust may be required to obtain regulatory approval or consent prior to or as a result of obtaining such ownership.  Accordingly, if a shareholder which acquires a controlling equity position in the Trust that would require the shareholder or the Trust to obtain the consent or approval of a state authority due to the fact that the Trust owns licensed healthcare facilities in such state, and the shareholder refuses to provide the Trust with information required to be submitted to the applicable state authority or if the state authority declines to approve the shareholder’s ownership of the Trust, then, in either event, shares of the Trust owned by the shareholder necessary to reduce its ownership to an amount so that the shareholder’s ownership of Trust shares would not require it to provide any such information to, or for consent to be obtained from, the state authority, may be deemed by the Board of Trustees to be shares held in violation of the ownership limitation in Article VII of the Declaration of Trust and shall be subject to the provisions of Article VII of the Declaration of Trust.

Section 8.2.         Compliance With Law.  Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 8.3.         Limitation on Voting Shares or Proxies.  Without limiting the provisions of Section 8.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote the shareholder’s shares of the Trust or proxies for shares of the Trust in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (or by another person designated by the Trustees) in proportion to the total shares otherwise voted on such matter.

Section 8.4.         Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.  To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.

Section 8.5.         Board of Trustees’ Determinations.  The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this ARTICLE VIII.

ARTICLE IX~~ARTICLE VIII~~

FISCAL YEAR

Section 9.1.         Fiscal Year.  The fiscal year of the Trust shall be the calendar year.

ARTICLE X~~ARTICLE IX~~

DIVIDENDS AND OTHER DISTRIBUTIONS

~~SECTION 9.1.                      Authorization~~

Section 10.1.       Dividends and Other Distributions.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees~~, subject to the provisions of law and the Declaration of Trust~~.  Dividends and other distributions may be paid in cash, property or shares of the Trust~~, subject to the provisions of law and the Declaration of Trust.~~

~~Section 9.2.            Contingencies.  Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies or for any other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.~~

ARTICLE XI~~ARTICLE X~~

SEAL

Section 11.1.       ~~SECTION 10.1.~~ Seal.  The Trustees may authorize the adoption of a seal by the Trust.  The ~~seal shall have inscribed thereon the name of the Trust and the year of its formation.  The~~ Trustees may authorize one or more duplicate seals ~~and provide for the custody thereof~~.

Section 11.2.       ~~Section 10.2.~~ Affixing Seal.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word ~~“~~"(SEAL)~~”~~" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

~~ARTICLE XI~~

~~INDEMNIFICATION AND ADVANCE OF EXPENSES~~

~~To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or~~

~~shareholder (including among the foregoing, for all purposes of this Article XI and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become liable or subject by reason of such status or actions in such capacity and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status.  In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by Maryland law and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met.  The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.~~

~~Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.  The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.~~

ARTICLE XII

WAIVER OF NOTICE

Section 12.1.       Waiver of Notice.  Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

~~ARTICLE XIII~~

~~THE ADVISOR~~

~~SECTION 13.1.            Employment of Advisor.  The Trustees are not and shall not be required personally to conduct the business of the Trust, and the Trustees shall have the power to appoint, employ or contract with any person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be Trustees, officers, shareholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust.  The Trustees may therefore employ or contract with such person (herein referred to as the “Advisor”) and may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by boards of trustees or boards of directors of business corporations.  The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust as established from time to time by the Trustees.~~

~~The Trustees shall have the power to determine the terms and compensation of the Advisor or any other person whom it may cause the Trust to employ or with whom it may cause the Trust to contract for advisory services.  The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.~~

~~Section 13.2.          Other Activities of Advisor.  The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other persons (including other real estate investment trusts) and the management of other investments.  The Trustees may request the Advisor to engage in certain other activities which complement the Trust’s investments, and the Advisor may receive compensation or commissions therefor from the Trust or other persons.~~

~~Neither the Advisor nor any affiliate of the Advisor shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for its own account or recommending to others any such particular investment opportunity.~~

~~Notwithstanding the foregoing, the Advisor shall be required to use its best efforts to present the Trust with a continuing and suitable program consistent with the investment policies~~

~~and objectives of the Trust and with investments which are representative of, comparable with and on similar terms as investments being made by Affiliates of the Advisor, or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services.  In addition, the Advisor shall be required to, upon the request of any Trustee, promptly furnish the Trustees with such information on a confidential basis as to any investments within the investment policies of the Trust made by Affiliates of the Advisor or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services.~~

ARTICLE XIII~~ARTICLE XIV~~

AMENDMENT OF BYLAWS

Section 13.1.       Amendment of Bylaws.  Except for any change for which ~~the Declaration or~~ these Bylaws requires approval by more than a majority vote of the Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Trustees.

ARTICLE XIV~~ARTICLE XV~~

MISCELLANEOUS

Section 14.1.       ~~SECTION 15.1.~~ References to Declaration of Trust.  All references to the Declaration of Trust shall include any amendments thereto.

Section 14.2.       Costs and Expenses.  In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s violation of any provision of the Declaration of Trust or these Bylaws pursuant to Section 8.7 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of any provision of these Bylaws or the Declaration of Trust or any action against the Trust in which such shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 14.3.       Ratification.  The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of

Trustees or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 14.4.       Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 14.5.       ~~Section 15.2.~~ Inspection of Bylaws.  The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 14.6.       ~~Section 15.3.~~ Election to be Subject to Part of Title 3, Subtitle 8.  Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, the Trust hereby elects to be subject to Section 3-804(b) and (c) of Title 3, Subtitle 8 of the ~~Corporations and Associations Article of the Annotated Code of~~ Maryland General Corporation Law (or any successor statute).  This Section ~~15.3~~14.6 only may be repealed, in whole or in part, by a subsequent amendment to these Bylaws.

Section 14.7.       Special Voting Provisions relating to Control Shares.  Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.